Exhibit 99.1

COTY ANNOUNCES $2.5BN WELLA SALE TO COMPLETE BY NOVEMBER 30, 2020

NEW YORK—November 12, 2020 — Coty Inc. (NYSE: COTY) today announced that the strategic sale of its Professional and Retail Hair business – including the Wella, Clairol, OPI and ghd brands (together, “Wella”) – to KKR is anticipated to complete by November 30, 2020. The Company and KKR have entered into amended and restated transaction agreements which remain substantially the same as the original agreements, with the primary adjustment being the removal of certain completion conditions and the sale and transfer of certain entities to Wella post-completion.

The sale will see KKR own 60% of the standalone Wella entity, while Coty retains the remaining 40%. Upon closing, Coty will receive $2.5bn of proceeds, net of tax and expenses. The net proceeds coupled with Coty’s retained 40% stake in Wella, initially valued at $1.3bn, will considerably strengthen Coty’s capital structure. Coty expects to utilize approximately $2bn of the net proceeds to pay down its Term Loans A and B on a pro rata basis, with the remainder used for general corporate purposes.

Forward Looking Statements

Certain statements in this Earnings Release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to, among other things, the sale of the Professional and Retail Hair business, including the Wella, Clairol, OPI and ghd brands (the “Wella Business”) and the investment by Rainbow UK Bidco Limited ((“KKR Bidco”) an affiliate of funds and/or separately managed accounts advised and/or managed by Kohlberg Kravis Roberts & Co. L.P. and its affiliates (collectively, “KKR”)) in connection with the standalone business (the “Wella Transaction”), including timing of the Wella Transaction and the use of proceeds from the Wella Transaction. These forward-looking statements are generally identified by words or phrases, such as “anticipate”, “are going to”, “estimate”, “plan”, “project”, “expect”, “believe”, “intend”, “foresee”, “forecast”, “will”, “may”, “should”, “outlook”, “continue”, “temporary”, “target”, “aim”, “potential”, “goal” and similar words or phrases. These statements are based on certain assumptions and estimates that we consider reasonable, but are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual events or results (including our financial condition, results of operations, cash flows and prospects) to differ materially from such statements, including risks and uncertainties relating to:

•	the timing, costs and impacts of the Wella Transaction, and the amount and use of proceeds from any such transactions;

•	the Company’s ability to successfully implement the separation of the Wella Business;

•

the Company’s relationship with KKR, whose affiliates KKR Rainbow Aggregator L.P. and KKR Bidco are respectively a significant stockholder in Coty and an investor in the Wella Business, and any related conflicts of interest or litigation; and

•	other factors described elsewhere in this document and in documents that the Company files with the SEC from time to time.

When used herein, the term “includes” and “including” means, unless the context otherwise indicates, “including without limitation”. More information about potential risks and uncertainties that could affect the Company’s business and financial results is included under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-K for the year ended June 30, 2020 and other periodic reports the Company has filed and may file with the SEC from time to time.

All forward-looking statements made in this release are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this release, and the Company does not undertake any obligation, other than as may be required by applicable law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

Ends

About Coty Inc.

Coty is one of the world’s largest beauty companies with an iconic portfolio of brands across fragrance, color cosmetics, hair color and styling, and skin and body care. Coty is the global leader in fragrance, a strong number two in professional hair color & styling, and number three in color cosmetics. Coty’s products are sold in over 150 countries around the world. Coty and its brands are committed to a range of social causes as well as seeking to minimize its impact on the environment. For additional information about Coty Inc., please visit www.coty.com.

For more information:

Investor Relations

Olga Levinzon, +1 212 389-7733 / olga_levinzon@cotyinc.com

Media

Andra Mielnicki, +1 917 285 0586 / Andra_Mielnicki@cotyinc.com